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                                                                     EXHIBIT 4.9


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                          SANTA FE SNYDER CORPORATION,
                             a Delaware corporation,
                                  successor to
                             SNYDER OIL CORPORATION,
                                   as Issuer,

                             SUBSIDIARY GUARANTORS,
                                  named herein


                                       and



                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   as Trustee

                              --------------------

                          THIRD SUPPLEMENTAL INDENTURE

                             Dated as of May 5, 1999

                                       to

                                    INDENTURE

                            Dated as of June 10, 1997
                              --------------------



                    8 3/4% Senior Subordinated Notes due 2007


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                          THIRD SUPPLEMENTAL INDENTURE

         THIRD SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of May 5, 1999, by and among Santa Fe Snyder Corporation, a Delaware corporation (the "COMPANY"), the subsidiary guarantors listed on the signature pages hereto (the "SUBSIDIARY GUARANTORS") and [Chase Bank of Texas, National Association, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company, as issuer, has heretofore executed and delivered to the Trustee an Indenture, dated as of June 10, 1997, as supplemented by the First Supplemental Indenture, dated as of June 10, 1997, among the Company and the Trustee, and the Second Supplemental Indenture, dated as of June 10, 1997, among the Company, the Subsidiary Guarantors and the Trustee (as supplemented, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $175,000,000 of 8 3/4% Senior Subordinated Notes due 2007 (the "NOTES"); and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 13, 1999, among Snyder Oil Corporation, a Delaware corporation ("SOCO"), and the Company, SOCO has merged with and into the Company, with the Company as the surviving entity (the "MERGER"), and the Company has amended its certificate of incorporation to change its name to Santa Fe Snyder Corporation; and

         WHEREAS, pursuant to Section 901(1) of the Indenture, the Company and the Trustee may enter into one or more supplemental indentures without the consent of any holders of the Notes (the "HOLDERS") to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; and

         WHEREAS, pursuant to Section 801(e) of the Indenture, in conjunction with the Merger each Subsidiary Guarantor must by supplemental indenture confirm that its Subsidiary Guarantee of the Notes shall apply to the Company's obligations under the Indenture and the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the Company and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company and the Trustee covenant and agree for the equal and proportionate benefit of the respective holders of the Notes as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.



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         2. Change of Corporate Name. Any and all references in the Indenture to
SNYDER OIL CORPORATION or the "Company," shall be deemed henceforth to refer to SANTA FE SNYDER CORPORATION, a Delaware corporation.

         3. Confirmation of Guarantees by the Subsidiary Guarantors. Each of the Subsidiary Guarantors expressly confirms that, after the consummation of the Merger, its Subsidiary Guarantee as set forth in Article XV of the Indenture and in a notation to the Notes shall apply to the obligations of the Company set forth in the Indenture and the Notes. Such Subsidiary Guarantee includes, without limitation, (i) the full and prompt performance of the Company's obligations under the Indenture, and (ii) the prompt payment in full of principal of, premium, if any, on, and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes, all in accordance with the terms of the Indenture and the Notes.

         4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

         5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS.

         6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.




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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                COMPANY:

                                   SANTA FE SNYDER CORPORATION, a
                                   Delaware corporation

                                   By:    /s/ DAVID L. HICKS
                                        ----------------------------------
                                   Name:  David L. Hicks
                                   Title: Vice President - Law

                                TRUSTEE:

                                   CHASE BANK OF TEXAS, NATIONAL
                                   ASSOCIATION

                                   By:    /s/ JOHN G. JONES
                                        ----------------------------------
                                   Name:  John G. Jones
                                   Title: Vice President


                                SUBSIDIARY GUARANTORS:

                                   MEXICAN FLATS SERVICE COMPANY

                                   By:    /s/ MARK A. JACKSON
                                        ----------------------------------
                                   Name:  Mark A. Jackson
                                   Title: Vice President

                                   SNYDER FLUID TECHNOLOGIES, INC.

                                   By:    /s/ MARK A. JACKSON
                                        ----------------------------------
                                   Name:  Mark A. Jackson
                                   Title: Vice President

                                   SNYDER GAS MARKETING, INC.

                                   By:    /s/ MARK A. JACKSON
                                        ----------------------------------
                                   Name:  Mark A. Jackson
                                   Title: Vice President



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                                   SOCO GAS SYSTEMS, INC.

                                   By:    /s/ MARK A. JACKSON
                                        ----------------------------------
                                   Name:  Mark A. Jackson
                                   Title: Vice President

                                   SOCO LOUISIANA LEASING, INC.

                                   By:    /s/ MARK A. JACKSON
                                        ----------------------------------
                                   Name:  Mark A. Jackson
                                   Title: Vice President

                                   WYOMING GATHERING AND PRODUCTION
                                   COMPANY

                                   By:    /s/ MARK A. JACKSON
                                        ----------------------------------
                                   Name:  Mark A. Jackson
                                   Title: Vice President










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